RESIGNATION

TO:           The Board of Directors of Datascension, Inc.

The undersigned, Stanley Hirschman, hereby resigns as a director of Datascension Inc., effective the date hereof, March 4, 2010.

/s/ Stanley A. Hirschman
____________________
Stanley A. Hirschman
Date: March 4, 2010